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                                                                   Exhibit 10.12


                                                                  EXECUTION COPY

                                            FIRST AMENDMENT dated as of February
                                    4, 1997 (this "Amendment"), to the Agreement dated as of December 18, 1996 (the "Vitro Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Vitro Agreement), between Vitro, Sociedad Anonima, a corporation organized under the laws of Mexico ("Vitro"), Consumers Packaging Inc., a corporation organized under the federal laws of Canada ("Consumers"), and Anchor Glass Acquisition Corporation, a Delaware corporation ("New Anchor").

                  WHEREAS, Vitro is undertaking the obligations set forth in the Vitro Agreement in part to prevent the termination of the Seller Defined Benefit Plans (the "Plans"); and

                  WHEREAS, in order to avert the termination by the PBGC of the Plans, Vitro and the PBGC have entered into a Term Sheet dated as of January 29, 1997, pursuant to which, among other things, Vitro has agreed to provide a contingent guarantee in favor of the PBGC; and

                  WHEREAS, the parties hereto recognize that the non-termination of such Plans now and in the future is part of the on-going consideration of the Vitro Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and understandings described above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Amendment to the Vitro Agreement. (a) The Vitro Agreement is hereby amended by adding a new Section 27 as follows:

                  "27. PBGC Guarantee. Notwithstanding anything to the contrary contained herein, if after the Closing Date, any of the Seller Defined Benefit Plans are terminated (unless pursuant to a successful standard termination pursuant to Section 4041(b) of ERISA), then Vitro shall, as of the date of termination cease to have any continuing obligations under Sections 4, 5, 6 and 7 of this Agreement and all such obligations of Vitro shall be null and void; provided, however, to the extent that any obligation of Vitro arising under any such Section shall have been incurred before the date of any such termination, Vitro shall continue to be thereunder liable to such extent; provided further that if any of such Plans are terminated pursuant to Section 4042(a)(4) of ERISA, such obligations shall terminate and become null and void only upon the PBGC's demanding payment under or asserting that it may have a right to payment under the PBGC Agreement (as defined below) or the PBGC's otherwise taking any action in furtherance of the foregoing."


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                  (b) The Vitro Agreement is hereby amended by adding a new
Section 28 as follows:

                  "28. Subrogation Rights of Vitro in respect of PBGC Guaranty. New Anchor hereby acknowledges that Vitro and its Affiliates have subrogation rights against New Anchor with respect to any and all payments made by Vitro or any of its Affiliates under the contingent guarantee in favor of the PBGC pursuant to that certain Term Sheet dated as of January 29, 1997 or the agreement entered into pursuant thereto (as the same may be amended from time to time, the "PBGC Agreement"), and New Anchor hereby waives, and agrees not to assert, any defenses with respect to such subrogation rights."

                  (c) The Vitro Agreement is hereby amended by adding a new
Section 29 as follows:

                  "29. Rights of Vitro in respect of Vitro Guaranty of Tampa Lease. (a) Vitro and its Affiliates shall have the right to set off and otherwise apply any and all amounts owed by Vitro and any such Affiliate to New Anchor under this Agreement against any and all Losses of Vitro or any of its Affiliates arising in respect of and all payments made by Vitro or any of its Affiliates in respect of that certain Guaranty Agreement dated as of March 31, 1996, among Vitro, Citibank, N.A. and Citicorp Leasing, Inc., as amended from time to time, or any guaranty issued in replacement or substitution therefor (collectively, "Tampa Payments"), irrespective of whether Vitro or any such Affiliate shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of Vitro and its Affiliates under the foregoing sentence are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Vitro or any such Affiliate may have.

                  (b) In addition to the rights set forth in paragraph (a) above, if New Anchor fails to reimburse Vitro or any of its Affiliates in respect of any Tampa Payments within 30 business days after demand therefor, Vitro and its Affiliates shall, as of such date, cease to have any continuing obligations under Sections 4, 5, 6 and 7 of this Agreement and all such obligations of Vitro and any such Affiliate shall be null and void; provided, however, to the extent that any obligation of Vitro or any such Affiliate arising under any such Section shall have been incurred before such date, Vitro and any such Affiliate shall continue to be thereunder liable to such extent."

                  SECTION 2. Vitro Agreement; Terms. Except for the amendments expressly entered into pursuant to this Amendment, the Vitro Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. This Amendment shall apply and be effective only with respect to the provisions of the Vitro Agreement specifically amended or modified hereby. As used in the Vitro Agreement, the terms "Agreement", "this Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean from and after the date hereof unless the context otherwise specifically requires, the Vitro Agreement as amended or modified by this Agreement.


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                  SECTION 3. Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to conflicts of law principles of such State.

                  SECTION 4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same Amendment, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 5. Headings. The headings of this Amendment are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                                 VITRO, SOCIEDAD ANONIMA,

                                                   by

                                                   /s/  Jose Antonio Lopez
                                                 -------------------------------
                                                 Name: Jose Antonio Lopez
                                                 Title: Chief Financial Officer



                                                 CONSUMERS PACKAGING INC.,

                                                 by

                                                   /s/  John J. Ghaznavi
                                                 -------------------------------
                                                 Name: John J. Ghaznavi
                                                 Title: Chief Executive Officer



                                                 ANCHOR GLASS ACQUISITION
                                                 CORPORATION,

                                                 by

                                                   /s/  John J. Ghaznavi
                                                 -------------------------------
                                                 Name: John J. Ghaznavi
                                                 Title: Chief Executive Officer


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